GAMING AND LEISURE PROPERTIES REPORTS FIRST QUARTER 2025 RESULTS AND UPDATES 2025 FULL YEAR GUIDANCE

WYOMISSING, PA — April 24, 2025 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI” or the “Company”) today announced financial results for the quarter ended March 31, 2025.

Financial Highlights

	Three Months Ended March 31,
(in millions, except per share data)	2025	2024
Total Revenue	$395.2	$376.0
Income from Operations	$258.8	$257.6
Net Income	$170.4	$179.5
FFO (1) (4)	$234.8	$244.4
AFFO (2) (4)	$272.0	$258.6
Adjusted EBITDA (3) (4)	$360.1	$333.4
Net income, per diluted common share and OP/LTIP units(4)	$0.60	$0.64
FFO, per diluted common share and OP/LTIP units (4)	$0.83	$0.87
AFFO, per diluted common share and OP/LTIP units (4)	$0.96	$0.92

(1)  Funds from Operations ("FFO") is net income, excluding (gains) or losses from dispositions of property, net of tax and real estate depreciation as defined by NAREIT.

(2) Adjusted Funds From Operations ("AFFO") is FFO, excluding, as applicable to the particular period, stock based compensation expense; the amortization of debt issuance costs, bond premiums and original issuance discounts; other depreciation; amortization of land rights; accretion on investment in leases, financing receivables; non-cash adjustments to financing lease liabilities; straight-line rent and deferred rent adjustments; losses on debt extinguishment; capitalized interest; and provision (benefit) for credit losses, net, reduced by capital maintenance expenditures.

(3)  Adjusted EBITDA is net income, excluding, as applicable to the particular period, interest, net; income tax expense; real estate depreciation; other depreciation; (gains) or losses from dispositions of property, net of tax; stock based compensation expense, straight-line rent and deferred rent adjustments, amortization of land rights, accretion on investment in leases, financing receivables; non-cash adjustments to financing lease liabilities; losses on debt extinguishment; and provision (benefit) for credit losses, net.

(4)  Metrics are presented assuming full conversion of limited partnership units to common shares and therefore before the income statement impact of non-controlling interests.

Peter Carlino, Chairman and Chief Executive Officer of GLPI, commented, "Our record first quarter revenue, AFFO and Adjusted EBITDA highlight our long-term focus on aligning with the industry’s top regional gaming operators, expanding and diversifying our portfolio of gaming assets, and supporting tenants with creative, comprehensive financing solutions, resulting in consistent predictability and growth of our rental cash flows and dividends. On an operating basis, first quarter total revenue rose 5.1% year over year to $395.2 million, AFFO grew 5.2% to $272.0 million and Adjusted EBITDA increased 8%.

“Our solid first quarter financial results reflect GLPI’s recent acquisitions and financing arrangements, contractual escalators and growing base of leading regional gaming operator tenants, which together are expected to drive growth throughout 2025. Importantly, notwithstanding the difficult transaction and financing environment, in 2024 GLPI successfully partnered with both new and existing tenants for four sale-leaseback transactions, as well as several financing commitments. Our activity continued in the first quarter of 2025 including GLPI’s continued funding of the landside conversion of Bally’s

Belle of Baton Rouge Casino. This project is expected to be completed in the fourth quarter, providing the asset with an attractive runway for growth on par with similar recent conversions across the industry. During the first quarter, we also extended for five years, the Master Lease and the Belterra Park Lease with Boyd Gaming and agreed to fund, at PENN Entertainment’s discretion, construction improvements at Ameristar Casino Council Bluffs where GLPI will continue to own the Ameristar Casino Council Bluffs land and -- should PENN access the financing -- the entire land-based development.

"These fundings and lease extensions reflect our commitment to delivering creative financing solutions and supporting our tenant partners. In addition, we have funded $18.4 million as of March 31, 2025, for the Ione Band of Miwok Indians’ Acorn Ridge Casino development near Sacramento, California, marking a first-of-its-kind financing agreement between a federally recognized tribe and a real estate investment trust. In total, GLPI has committed to Ione a $110 million delayed draw term loan facility which has a 5-year term and an 11% interest rate. Finally, reflecting our disciplined approach to our capital structure, cost of capital and leverage, during the first quarter GLPI successfully redeemed its $850 million 5.250% senior unsecured note that was due this June.

“In Chicago, Bally’s has begun construction, with GLPI’s backing, of its permanent Chicago gaming and entertainment destination in one of the country’s largest cities. This permanent resort will feature approximately 3,300 slots, 170-plus table games, a 500-room hotel tower, 3,000 seat theater, six restaurants, cafes, a food hall and a two-acre river-side public park. Our commitment to support our tenants’ growth objectives is reflected in GLPI also providing Bally’s our decades of casino construction and development expertise in addition to our project financing commitment.

“With our opportunistic approach to portfolio expansion, the proven long-term resiliency of our tenants’ revenue streams, and comfortable rent coverage ratios, we expect to continue to deliver strong capital returns and yields for our shareholders.”

Recent Developments

•On March 3, 2025, the Company redeemed its $850 million 5.250% senior unsecured note that was due in June 2025.

•On February 12, 2025, Boyd Gaming Corporation (NYSE: BYD) ("Boyd") exercised its first 5-year renewal option on both the Boyd Master Lease and the Belterra Park Lease. As a result, both lease terms now expire on April 30, 2031.

•On February 7, 2025, Bally's Corporation (NYSE: BALY) ("Bally's") completed its merger transactions with Standard General L.P. and its affiliates, and pursuant to the terms of the merger agreement, The Queen Casino & Entertainment Inc ("Casino Queen") is now a subsidiary of Bally's.

•On February 3, 2025, the Company agreed to fund, if requested by PENN Entertainment, Inc. (Nasdaq: PENN) ("PENN") at their sole discretion, on or before March 31, 2029, construction improvements for the benefit of Ameristar Casino Council Bluffs in an amount not to exceed the greater of (i) the hard costs associated with the project and (ii) $150.0 million. The financing is being offered at a 7.10% capitalization rate. PENN is entitled, in its sole discretion, to structure such financing as rent or as a 5-year term loan that is pre-payable at any time without penalty. GLPI will continue to own the Ameristar Casino Council Bluffs land and -- should PENN access the financing -- the entire land-based development.

Dividends
On February 13, 2025, the Company's Board of Directors declared a first quarter dividend of $0.76 per share on the Company's common stock that was paid on March 28, 2025 to shareholders of record on March 14, 2025.

2025 Guidance

Reflecting the current operating and competitive environment, the Company is updating its AFFO guidance for the full year 2025 based on the following assumptions and other factors:

•The guidance does not include the impact on operating results from any possible future acquisitions or dispositions, future capital markets activity, or other future non-recurring transactions other than anticipated fundings of approximately $375 million related to current development projects and our expectation of settling the forward sale agreement of 8,170,387 shares of our common stock in June 2025 for a net sales price of $409.3 million subject to certain contractual adjustments.

•The guidance assumes there will be no material changes in applicable legislation, regulatory environment, world events, including weather, recent consumer trends, economic conditions, oil prices, competitive landscape or other circumstances beyond our control that may adversely affect the Company's results of operations.

The Company estimates AFFO for the year ending December 31, 2025 will be between $1.109 billion and $1.118 billion, or between $3.84 and $3.87 per diluted share and OP/LTIP units. GLPI's prior guidance contemplated AFFO for the year ending December 31, 2025 of between $1.105 billion and $1.121 billion, or between $3.83 and $3.88 per diluted share and OP/LTIP units.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, provision for credit losses, net, and other non-core items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. In particular, the Company is unable to predict with reasonable certainty the amount of the change in the provision for credit losses, net, under ASU No. 2016-13 - Financial Instruments - Credit Losses ("ASC 326") in future periods. The non-cash change in the provision for credit losses under ASC 326 with respect to future periods is dependent upon future events that are entirely outside of the Company's control and may not be reliably predicted, including the performance and future outlook of our tenant's operations for our leases that are accounted for as investment in leases, financing receivables, as well as broader macroeconomic factors and future predictions of such factors. As a result, forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Portfolio Update

GLPI's primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. As of March 31, 2025, GLPI's portfolio consisted of interests in 68 gaming and related facilities, including, the real property associated with 34 gaming and related facilities operated by PENN, the real property associated with 6 gaming and related facilities operated by Caesars Entertainment, Inc. (NASDAQ: CZR) ("Caesars"), the real property associated with 4 gaming and related facilities operated by Boyd, the real property associated with 15 gaming and related facilities operated by Bally's, 1 facility under development with Bally's in Chicago, Illinois, the real property associated with 3 gaming and related facilities operated by The Cordish Companies ("Cordish"), 1 gaming and related facility operated by American Racing & Entertainment LLC ("American Racing"), 3 gaming and related facilities operated by Strategic Gaming Management, LLC ("Strategic") and 1 facility managed by a subsidiary of Hard Rock International ("Hard Rock"). These facilities are geographically diversified across 20 states.

Conference Call Details

The Company will hold a conference call on April 25, 2025, at 9:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877/407-0784
International: 1-201/689-8560

Conference Call Playback:
Domestic: 1-844/512-2921
International: 1-412/317-6671
Passcode: 13752918
The playback can be accessed through Friday, May 2, 2025.

Webcast
The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary software. A replay of the call will also be available for 90 days thereafter on the Company’s website.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues
Rental income	$340,252	$330,582
Income from investment in leases, financing receivables	47,764	44,305
Income from investment in leases, sales type	3,760	—
Interest income from real estate loans	3,459	1,077
Total income from real estate	395,235	375,964

Operating expenses
Land rights and ground lease expense	13,555	11,818
General and administrative	18,713	17,886
Gains from dispositions of property	(125)	—
Depreciation	65,012	65,360
Provision (benefit) for credit losses, net	39,246	23,294
Total operating expenses	136,401	118,358
Income from operations	258,834	257,606

Other income (expenses)
Interest expense	(97,272)	(86,675)
Interest income	9,356	9,232
Total other expenses	(87,916)	(77,443)

Income before income taxes	170,918	180,163
Income tax expense	564	637
Net income	$170,354	$179,526
Net income attributable to non-controlling interest in the Operating Partnership	(5,170)	(5,062)
Net income attributable to common shareholders	$165,184	$174,464

Earnings per common share:
Basic earnings attributable to common shareholders	$0.60	$0.64
Diluted earnings attributable to common shareholders	$0.60	$0.64

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Three Months Ended March 31, 2025	Building base rent	Land base rent	Percentage rent and other rental revenue	Interest income on real estate loans	Total cash income	Straight-line rent and deferred rent adjustments (1)	Ground rent in revenue	Accretion on financing leases	Total income from real estate
Amended PENN Master Lease	$54,152	$10,759	$6,561	$—	$71,472	$4,952	$473	$—	$76,897
PENN 2023 Master Lease	59,797	—	(121)	—	59,676	4,738	—	—	64,414
Amended Pinnacle Master Lease	61,482	17,814	8,122	—	87,418	1,858	2,061	—	91,337
PENN Morgantown Lease	—	796	—	—	796	—	—	—	796
Caesars Master Lease	16,302	5,932	—	—	22,234	1,916	330	—	24,480
Horseshoe St. Louis Lease	5,991	—	—	—	5,991	324	—	—	6,315
Boyd Master Lease	20,470	2,946	3,047	—	26,463	(350)	432	—	26,545
Boyd Belterra Lease	724	473	500	—	1,697	(25)	—	—	1,672
Bally's Master Lease	26,411	—	—	—	26,411	—	2,555	—	28,966
Bally's Master Lease II	8,048	—	—		8,048	—	954	—	9,002
Maryland Live! Lease	19,412	—	—	—	19,412	—	2,108	3,288	24,808
Pennsylvania Live! Master Lease	12,793	—	—	—	12,793	—	308	2,238	15,339
Casino Queen Master Lease	7,974	—	—	—	7,974	(1)	—	—	7,973
Tropicana Las Vegas Lease	—	3,763	—	—	3,763	—	—	(3)	3,760
Rockford Lease	—	2,040	—	—	2,040	—	—	507	2,547
Rockford Loan	—	—	—	3,000	3,000	—	—	—	3,000
Tioga Downs Lease	3,652	—	—	—	3,652	—	2	572	4,226
Strategic Gaming Leases	2,299	—	—		2,299	—	106	294	2,699
Ione Loan	—	—	—	459	459	—	—	—	459
Bally's Chicago Lease	—	5,000	—	—	5,000	(5,000)	—	—	—
Total	$299,507	$49,523	$18,109	$3,459	$370,598	$8,412	$9,329	$6,896	$395,235

(1) Includes $0.1 million of tenant improvement allowance amortization.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended March 31,
	2025	2024
Net income	$170,354	$179,526
Gains from dispositions of property, net of tax	(125)	—
Real estate depreciation	64,529	64,877
Funds from operations	$234,758	$244,403
Straight-line rent and deferred rent adjustments (1)	(8,412)	(15,790)
Other depreciation	483	483
Provision (benefit) for credit losses, net	39,246	23,294
Amortization of land rights	4,270	3,276
Amortization of debt issuance costs, bond premiums and original issuance discounts	3,232	2,684
Capitalized interest	(3,605)	—
Stock based compensation	8,858	8,122
Accretion on investment in leases, financing receivables	(6,896)	(7,884)
Non-cash adjustment to financing lease liabilities	98	117
Capital maintenance expenditures (2)	(36)	(90)
Adjusted funds from operations	$271,996	$258,615
Interest, net (3)	87,149	76,768
Income tax expense	564	637
Capital maintenance expenditures (2)	36	90
Amortization of debt issuance costs, bond premiums and original issuance discounts	(3,232)	(2,684)
Capitalized interest	3,605	—
Adjusted EBITDA	$360,118	$333,426

Net income, per diluted common share and OP/LTIP units	$0.60	$0.64
FFO, per diluted common share and OP/LTIP units	$0.83	$0.87
AFFO, per diluted common share and OP/LTIP units	$0.96	$0.92

Weighted average number of common shares and OP/LTIP units outstanding
Diluted common shares	275,403,292	272,026,480
Diluted OP/LTIP units	8,352,978	7,915,817
Diluted common shares and diluted OP/ LTIP units	283,756,270	279,942,297

(1) The three month period ended March 31, 2025 and March 31, 2024 both include $0.1 million of tenant improvement allowance amortization.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

(3) Amounts exclude the non-cash interest expense gross up related to certain ground leases.

Reconciliation of Cash Net Operating Income
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

Three Months Ended March 31, 2025
Adjusted EBITDA	$360,118
General and administrative expenses	18,713
Stock based compensation	(8,858)
Cash net operating income (1)	$369,973

(1) Cash net operating income is cash rental income and interest on real estate loans less cash property level expenses.

Gaming and Leisure Properties, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2025	December 31, 2024
Assets
Real estate investments, net	$8,097,069	$8,148,719
Investment in leases, financing receivables, net	2,313,156	2,333,114
Investment in leases, sales-type, net	245,661	254,821
Real estate loans, net	160,793	160,590
Right-of-use assets and land rights, net	1,086,839	1,091,783
Cash and cash equivalents	168,875	462,632
Held to maturity investment securities	—	560,832
Other assets	60,128	63,458
Total assets	$12,132,521	$13,075,949

Liabilities
Accounts payable and accrued expenses	$4,596	$5,802
Accrued interest	73,153	105,752
Accrued salaries and wages	2,229	7,154
Operating lease liabilities	244,314	244,973
Financing lease liabilities	60,886	60,788
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	6,889,064	7,735,877
Deferred rental revenue	220,025	228,508
Other liabilities	43,726	41,571
Total liabilities	7,537,993	8,430,425

Equity
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at March 31, 2025 and December 31, 2024)	—	—
Common stock ($.01 par value, 500,000,000 shares authorized, 274,832,999 and 274,422,549 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively)	2,748	2,744
Additional paid-in capital	6,200,349	6,209,827
Accumulated deficit	(1,987,886)	(1,944,009)
Total equity attributable to Gaming and Leisure Properties	4,215,211	4,268,562
Noncontrolling interests in GLPI's Operating Partnership (8,224,939 units outstanding at March 31, 2025 and December 31, 2024, respectively)	379,317	376,962
Total equity	4,594,528	4,645,524
Total liabilities and equity	$12,132,521	$13,075,949

Debt Capitalization

The Company’s debt structure as of March 31, 2025 was as follows:

	Years to Maturity	Interest Rate	Balance
			(in thousands)
Unsecured $2,090 Million Revolver Due December 2028	3.7	5.622%	332,455
Term Loan Credit Facility due September 2027	2.4	5.622%	600,000
Senior Unsecured Notes Due April 2026	1.0	5.375%	975,000
Senior Unsecured Notes Due June 2028	3.2	5.750%	500,000
Senior Unsecured Notes Due January 2029	3.8	5.300%	750,000
Senior Unsecured Notes Due January 2030	4.8	4.000%	700,000
Senior Unsecured Notes Due January 2031	5.8	4.000%	700,000
Senior Unsecured Notes Due January 2032	6.8	3.250%	800,000
Senior Unsecured Notes Due December 2033	8.7	6.750%	400,000
Senior Unsecured Notes Due September 2034	9.5	5.625%	800,000
Senior Unsecured Notes Due September 2054	29.5	6.250%	400,000
Other	1.4	4.780%	224
Total long-term debt			6,957,679
Less: unamortized debt issuance costs, bond premiums and original issuance discounts			(68,615)
Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts			6,889,064
Weighted average	6.3	5.064%

Rating Agency - Issue Rating

Rating Agency	Rating
Standard & Poor's	BBB-
Fitch	BBB-
Moody's	Ba1

We seek to provide an opportunity to invest in the growth opportunities afforded by the gaming industry, with the stability and cash flow opportunities of a REIT. Our primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. Under these arrangements, in addition to rent, the tenants are required to pay the following executory costs: (1) all facility maintenance, (2) all insurance required in connection with the leased properties and the business conducted on the leased properties, including coverage of the landlord's interests, (3) taxes levied on or with respect to the leased properties (other than taxes on the income of the lessor) and (4) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Property and lease information

The Company has disclosed the following key terms of its Master Leases and Single Property Leases in the tables below, along with the properties within each lease at March 31, 2025. We believe the following key terms are important for users of our financial statements to understand.

•The Coverage ratio is a defined term in each respective lease agreement with our tenants and represents the ratio of Adjusted EBITDAR to rent expense for the properties contained within each lease. Adjusted EBITDAR is defined in each respective lease but is generally consistent with the Company's definition of Adjusted EBITDA plus rent expense paid to GLPI.

•Certain leases have a Minimum Escalator Coverage Ratio Governor as disclosed below. Before a rent escalation of up to 2% on the building base rent component of each lease can occur, the minimum coverage ratio for these leases needs to be 1.8 to 1 for the applicable lease year.

•The reported Coverage ratios below with respect to our tenants' rent coverage over the trailing twelve months were provided by our tenants for the most recently available time period. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy. Rent coverage ratios are not reported for ground leases and development projects nor on leases that have been in effect for less than twelve months.

Master Leases
	Penn 2023 Master Lease		Amended Penn Master Lease
Operator	PENN		PENN
Properties	Hollywood Casino Aurora	Aurora, IL	Hollywood Casino Lawrenceburg	Lawrenceburg, IN
	Hollywood Casino Joliet	Joliet, IL	Argosy Casino Alton	Alton, IL
	Hollywood Casino Toledo	Toledo, OH	Hollywood Casino at Charles Town Races	Charles Town, WV
	Hollywood Casino Columbus	Columbus, OH	Hollywood Casino at Penn National Race Course	Grantville, PA
	M Resort	Henderson, NV	Hollywood Casino Bangor	Bangor, ME
	Hollywood Casino at the Meadows	Washington, PA	Zia Park Casino	Hobbs, NM
	Hollywood Casino Perryville	Perryville, MD	Hollywood Casino Gulf Coast	Bay St. Louis, MS
			Argosy Casino Riverside	Riverside, MO
			Hollywood Casino Tunica	Tunica, MS
			Boomtown Biloxi	Biloxi, MS
			Hollywood Casino St. Louis	Maryland Heights, MO
			Hollywood Gaming Casino at Dayton Raceway	Dayton, OH
			Hollywood Gaming Casino at Mahoning Valley Race Track	Youngstown, OH
			1st Jackpot Casino	Tunica, MS
Commencement Date	1/1/2023		11/1/2013
Lease Expiration Date	10/31/2033		10/31/2033
Remaining Renewal Terms	15 (3x5 years)		15 (3x5 years)
Corporate Guarantee	Yes		Yes
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.1		1.1
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	1.5% (1)		2%
Coverage ratio at December 31, 2024	1.91		2.17
Minimum Escalator Coverage Governor	N/A		1.8
Yearly Anniversary for Realization	November		November
Percentage Rent Reset Details
Reset Frequency	N/A		5 years
Next Reset	N/A		Nov-28
(1)    In addition to the annual escalation, a one-time annualized increase of $1.4 million occurs on November 1, 2027.

Master Leases
	Amended Pinnacle Master Lease		Bally's Master Lease
Operator	PENN		Bally's
Properties	Ameristar Black Hawk	Black Hawk, CO	Bally's Evansville	Evansville, IN
	Ameristar East Chicago	East Chicago, IN	Bally's Dover Casino Resort	Dover, DE
	Ameristar Council Bluffs	Council Bluffs, IA	Black Hawk (Black Hawk North, West and East casinos)	Black Hawk, CO
	L'Auberge Baton Rouge	Baton Rouge, LA	Quad Cities Casino & Hotel	Rock Island, IL
	Boomtown Bossier City	Bossier City, LA	Bally's Tiverton Hotel & Casino	Tiverton, RI
	L'Auberge Lake Charles	Lake Charles, LA	Hard Rock Casino and Hotel Biloxi	Biloxi, MS
	Boomtown New Orleans	New Orleans, LA
	Ameristar Vicksburg	Vicksburg, MS
	River City Casino & Hotel	St. Louis, MO
	Jackpot Properties (Cactus Petes and Horseshu)	Jackpot, NV
	Plainridge Park Casino	Plainridge, MA
Commencement Date	4/28/2016		6/3/2021
Lease Expiration Date	4/30/2031		6/2/2036
Remaining Renewal Terms	20 (4x5 years)		20 (4x5 years)
Corporate Guarantee	Yes		Yes
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.2		1.2
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%		(1)
Coverage ratio at December 31, 2024	1.73 (2)		2.01
Minimum Escalator Coverage Governor	1.8		N/A
Yearly Anniversary for Realization	May		June
Percentage Rent Reset Details
Reset Frequency	2 years		N/A
Next Reset	May-26		N/A
(1)    If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(2)    Coverage ratio for escalation purposes excludes adjusted revenue and rent attributable to the Plainridge Park facility as well as certain other fixed rent amounts.

Master Leases
	Bally's Master Lease II		Casino Queen Master Lease
Operator	Bally's		Bally's
Properties	Bally's Kansas City	Kansas City, MO	DraftKings at Casino Queen	East St. Louis, IL
	Bally's Shreveport	Shreveport, LA	The Queen Baton Rouge	Baton Rouge, LA
			Casino Queen Marquette	Marquette, IA
			Belle of Baton Rouge	Baton Rouge, LA
Commencement Date	12/16/2024		12/17/2021
Lease Expiration Date	12/15/2039		12/31/2036
Remaining Renewal Terms	20 (4x5 years)		20 (4x5 years)
Corporate Guarantee	Yes		Yes
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.35 (1)		1.4
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	(2)		(3)
Coverage ratio at December 31, 2024	N/A		2.34
Minimum Escalator Coverage Governor	N/A		N/A
Yearly Anniversary for Realization	December		December
Percentage Rent Reset Details
Reset Frequency	N/A		N/A
Next Reset	N/A		N/A

(1)    The default adjusted revenue to rent coverage declines to 1.2 if the annual rent equals or exceeds $60 million on an annual basis.
(2)    If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(3)    Rent increases by 0.5% for the first six years. Beginning in the seventh lease year through the remainder of the lease term, if the CPI increases by at least 0.25% for any lease year then annual rent shall be increased by 1.25%, and if the CPI is less than 0.25% then rent will remain unchanged for such lease year.

Master Leases
	Boyd Master Lease		Caesars Amended and Restated Master Lease
Operator	Boyd		Caesars
Properties	Belterra Casino Resort	Florence, IN	Tropicana Atlantic City	Atlantic City, NJ
	Ameristar Kansas City	Kansas City, MO	Tropicana Laughlin	Laughlin, NV
	Ameristar St. Charles	St. Charles, MO	Trop Casino Greenville	Greenville, MS
			Isle Casino Hotel Bettendorf	Bettendorf, IA
			Isle Casino Hotel Waterloo	Waterloo, IA
Commencement Date	10/15/2018		10/1/2018
Lease Expiration Date	4/30/2031		9/30/2038
Remaining Renewal Terms	20 (4x5 years)		20 (4x5 years)
Corporate Guarantee	No		Yes
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.4		1.2
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%		1.75% (1)
Coverage ratio at December 31, 2024	2.51		1.87
Minimum Escalator Coverage Governor	1.8		N/A
Yearly Anniversary for Realization	May		October
Percentage Rent Reset Details
Reset Frequency	2 years		N/A
Next Reset	May-26		N/A
(1)    Building base rent will be increased by 1.75% in the 7th and 8th lease year and 2% in the 9th lease year and each year thereafter.

Master Leases
	Pennsylvania Live! Master Lease		Strategic Gaming Leases (1)
	Cordish		Strategic
Properties	Live! Casino & Hotel Philadelphia	Philadelphia, PA	Silverado Franklin Hotel & Gaming Complex	Deadwood, SD
	Live! Casino Pittsburgh	Greensburg, PA	Deadwood Mountain Grand Casino	Deadwood, SD
			Baldini's Casino	Sparks, NV
Commencement Date	3/1/2022		5/16/2024
Lease Expiration Date	2/28/2061		5/31/2049
Remaining Renewal Terms	21 (1x11 years, 1x10 years)		20 (2x10 years)
Corporate Guarantee	No		Yes
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.4		1.4 (2)
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	1.75%		2% (2)
Coverage ratio at December 31, 2024	2.39		N/A
Minimum Escalator Coverage Governor	N/A		N/A
Yearly Anniversary for Realization	March		Jun-26
Percentage Rent Reset Details
Reset Frequency	N/A		N/A
Next Reset	N/A		N/A
(1)    Consists of two leases that are cross collateralized and co-terminus with each other.
(2)    The default adjusted revenue to rent coverage declines to 1.25 if the tenant's adjusted revenues total $75 million or more. Annual rent escalates at 2% beginning in year three of the lease and in year 11 escalates based on the greater of 2% or CPI, capped at 2.5%.

Single Property Leases
	Belterra Park Lease	Horsehoe St Louis Lease	Morgantown Lease	MD Live! Lease
Operator	Boyd	Caesar	PENN	Cordish
Properties	Belterra Park Gaming & Entertainment Center	Horseshoe St. Louis	Hollywood Casino Morgantown	Live! Casino & Hotel Maryland
	Cincinnati, OH	St. Louis, MO	Morgantown, PA	Hanover, MD
Commencement Date	10/15/2018	9/29/2020	10/1/2020	12/29/2021
Lease Expiration Date	04/30/2031	10/31/2033	10/31/2040	12/31/2060
Remaining Renewal Terms	20 (4x5 years)	20 (4x5 years)	30 (6x5 years)	21 (1x11 years, 1x10 years)
Corporate Guarantee	No	Yes	Yes	No
Technical Default Landlord Protection	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage	1.4	1.2	N/A	1.4
Competitive Radius Landlord Protection	Yes	Yes	N/A	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%	1.25% (1)	1.50% (2)	1.75%
Coverage ratio at December 31, 2024	3.36	1.97	N/A	3.56
Minimum Escalator Coverage Governor	1.8	N/A	N/A	N/A
Yearly Anniversary for Realization	May	October	December	January
Percentage Rent Reset Details
Reset Frequency	2 years	N/A	N/A	N/A
Next Reset	May 2026	N/A	N/A	N/A

(1)    For the second through fifth lease years, after which time the annual escalation becomes 1.75% for the 6th and 7th lease years and then 2% for the remaining term of the lease.

(2)    Increases by 1.5% on the opening date (which occurred on December 22, 2021) and for the first three lease years. Commencing on the fourth anniversary of the opening date and for each anniversary thereafter, if the CPI increase is at least 0.5% for any lease year, the rent for such lease year shall increase by 1.25% of rent as of the immediately preceding lease year, and if the CPI increase is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

Single Property Leases
	Tropicana Lease	Tioga Downs Lease	Rockford Lease	Chicago Lease
Operator	Bally's	American Racing and Entertainment	(managed by Hard Rock)	Bally's
Properties	Tropicana Las Vegas	Tioga Downs	Hard Rock Casino Rockford	Bally's Chicago Development
	Las Vegas, NV	Nicholas, NY	Rockford, IL	Chicago, IL
Commencement Date	9/26/2022	2/6/2024	8/29/2023	9/11/2024
Lease Expiration Date	9/25/2072	2/28/2054	8/31/2122	11/30/2121 (3)
Remaining Renewal Terms	49 (1 x 24 years, 1 x 25 years)	32 years and 10 months (2x10 years, 1x12 years and 10 months)	None	(3)
Corporate Guarantee	Yes	Yes	No	(3)
Technical Default Landlord Protection	Yes	Yes	Yes	(3)
Default Adjusted Revenue to Rent Coverage	1.4	1.4	1.4	(3)
Competitive Radius Landlord Protection	Yes	Yes	Yes	(3)
Escalator Details
Yearly Base Rent Escalator Maximum	(1)	1.75% (2)	2%	(3)
Coverage ratio at December 31, 2024	N/A	N/A	N/A	N/A
Minimum Escalator Coverage Governor	N/A	N/A	N/A	N/A
Yearly Anniversary for Realization	October	March	September	(3)
Percentage Rent Reset Details
Reset Frequency	N/A	N/A	N/A	N/A
Next Reset	N/A	N/A	N/A	N/A

(1)    If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(2)    Increases by 1.75% beginning with the first anniversary and increases to 2% beginning in year fifteen of the lease through the remainder of the initial lease term.

(3)    The Company is currently in the process of amending and restating the lease to have an initial lease term of 15 years followed by multiple renewal extensions to be agreed upon between Bally's and the Company. The lease is also anticipated to have lease terms generally consistent with the terms of the Bally's Master Lease except as modified by the binding term sheet.

Disclosure Regarding Non-GAAP Financial Measures

FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash Net Operating Income ("Cash NOI"), which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. These metrics are presented assuming full conversion of limited partnership units to common shares and therefore before the income statement impact of non-controlling interests. The Company believes FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash NOI provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. Cash NOI is rental and other property income, less cash property level expenses. Cash NOI excludes depreciation, the amortization of land rights, real estate general and administrative expenses, other non-routine costs and the impact of certain generally accepted accounting principles (“GAAP”) adjustments to rental revenue, such as straight-line rent and deferred rent adjustments and non-cash ground lease income and expense. It is management's view that Cash NOI is a performance measure used to evaluate the operating performance of the Company’s real estate operations and provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis.

FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash NOI are non-GAAP financial measures that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding (gains) or losses from dispositions of property, net of tax and real estate depreciation.  We have defined AFFO as FFO excluding, as applicable to the particular period, stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, accretion on investment in leases, financing receivables, non-cash adjustments to financing lease liabilities, straight-line rent and deferred rent adjustments, losses on debt extinguishment, capitalized interest and provision (benefit) for credit losses, net, reduced by capital maintenance expenditures. We have defined Adjusted EBITDA as net income excluding, as applicable to the particular period, interest, net, income tax expense, real estate depreciation, other depreciation, (gains) or losses from dispositions of property, net of tax, stock based compensation expense, straight-line rent and deferred rent adjustments, the amortization of land rights, accretion on investment in leases, financing receivables, non-cash adjustments to financing lease liabilities, losses on debt extinguishment, and provision (benefit) for credit losses, net. Finally, we have defined Cash NOI as Adjusted EBITDA excluding general and administrative expenses and stock based compensation expense.

FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash NOI are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our shareholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash NOI, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our expectations regarding our future growth and cash flows in 2025 and beyond, 2025 AFFO guidance and the Company benefiting from 2024 portfolio additions and recently completed transactions. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the ability of GLPI or its partners to successfully complete construction of various casino projects currently under development for which GLPI has agreed to provide construction development funding, including Bally’s Chicago, and the ability and willingness of GLPI’s partners to meet and/or perform their respective obligations under the applicable construction financing and/or development documents; the impact that higher inflation and interest rates and uncertainty with respect to the future state of the economy could have on discretionary consumer spending, including the casino operations of our tenants; unforeseen consequences related to U.S. government economic, monetary or trade policies and stimulus packages on inflation rates, interest rates and economic growth; the ability of GLPI’s tenants to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including, without limitation, to satisfy obligations under their existing credit facilities and other indebtedness; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease the respective properties on favorable terms; the degree and nature of GLPI's competition; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing GLPI's planned acquisitions or projects; the potential of a new pandemic, including its effect on the ability or desire of people to gather in large groups (including in casinos), which could impact GLPI’s financial results, operations, outlooks, plans, goals, growth, cash flows, liquidity, and stock price; GLPI's ability to maintain its status as a REIT, given the highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist, where even a technical or inadvertent violation could jeopardize REIT qualification and where requirements may depend in part on the actions of third parties over which GLPI has no control or only limited influence; the satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis in order for GLPI to maintain its REIT status; the ability and willingness of GLPI’s tenants and other third parties to meet and/or perform their obligations under their respective contractual arrangements with GLPI, including lease and note requirements and in some cases, their obligations to indemnify, defend and hold GLPI harmless from and against various claims, litigation and liabilities; the ability of GLPI’s tenants to comply with laws, rules and regulations in the operation of GLPI’s properties, to deliver high quality services, to attract and retain qualified personnel and to attract customers; the ability to generate sufficient cash flows to service and comply with financial covenants under GLPI’s outstanding indebtedness; GLPI's ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI, including for acquisitions or refinancings due to maturities; adverse changes in GLPI’s credit rating; the availability of qualified personnel and GLPI’s ability to retain its key management personnel; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to real estate, REITs or to the gaming, lodging or hospitality industries; changes in accounting standards; the impact of weather or climate events or conditions, natural disasters, acts of terrorism and other international hostilities, war (including the current conflict between Russia and Ukraine and conflicts in the Middle East) or political instability; the risk that the historical financial statements included herein do not reflect what the business, financial position or results of operations of GLPI may be in the future; other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; GLPI’s ability to attract, motivate and retain key personnel; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur as presented or at all.

Contact
Gaming and Leisure Properties, Inc.            Investor Relations
Matthew Demchyk, Chief Investment Officer        Joseph Jaffoni, Richard Land, James Leahy at JCIR
610/401-2900                        212/835-8500
investorinquiries@glpropinc.com                glpi@jcir.com